UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 21, 2008, Texas Industries, Inc. (the “Company”) entered into the Third Amendment to First Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders that are party thereto (the “Third Amendment”). The Third Amendment amends and supplements the First Amended and Restated Credit Agreement dated as of August 15, 2007 (the “Credit Agreement”) by, among other things:

•
Amending a financial covenant to require the Company not to permit, as of the end of any fiscal quarter set forth below, the leverage ratio of total debt to EBITDA (as defined in the Credit Agreement) for the most recent four fiscal quarters to be greater than the ratio set forth below:

Fiscal Quarter	Ratio
November 30, 2008	4.50 to 1.00
February 28, 2009	4.75 to 1.00
May 31, 2009	5.00 to 1.00
August 31, 2009	5.00 to 1.00
November 30, 2009	4.75 to 1.00
February 28, 2010	4.50 to 1.00
May 31, 2010	4.50 to 1.00
August 31, 2010	4.25 to 1.00
November 30, 2010 and each fiscal quarter end thereafter	4.00 to 1.00

•
Adding a financial covenant to require the Company not to permit the ratio of (i) the principal amount outstanding under the Credit Agreement plus unreimbursed amounts drawn on letters of credit, to (ii) EBITDA for the most recent four fiscal quarters, to be greater than 1.5 to 1.0 until the leverage ratio for two consecutive fiscal quarters is less than 3.0 to 1.0.

•
Adding a provision that limits the amount that can be borrowed under the Credit Agreement to an amount equal to the sum of 80% of accounts receivable and 50% of inventory of the Company and its domestic subsidiaries. This amount, called the borrowing base, may be less than the $200 million stated principal amount of the Credit Agreement.

•
Amending the annual interest rate to be either the LIBOR rate plus a margin of 2.5% to 3.5% or a base rate plus a margin of 1.5% to 2.5%. The base rate will be the higher of the federal funds rate plus 0.5%, the prime rate established by Bank of America, N.A. or the one-month LIBOR rate plus 1.0%. The interest rate margins are based on the Company’s leverage ratio.

•	Amending the commitment fee calculated on the unused portion of the credit facility to range from 0.25% to 0.75% per year based on the Company’s leverage ratio.

•
Requiring the Company and its subsidiaries to enter into a security agreement with Bank of America, N.A., as Administrative Agent (the “Security Agreement”), pursuant to which all of the Company’s obligations under the Credit Agreement and the subsidiary guarantors’ obligations under their guarantees are secured by first priority security interests in all or most of the Company’s and its subsidiary guarantors’ existing and future accounts, inventory, equipment, intellectual property and other personal property, and in all of their equity interests in their present and future domestic subsidiaries and 66% of the equity interests in their present and future foreign subsidiaries, if any.

A copy of the Third Amendment and the Security Agreement are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2008, the Company amended its financial obligations as set forth in Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1
Third Amendment to First Amended and Restated Credit Agreement, dated November 21, 2008, among the Company, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders party thereto.

10.2	Security Agreement, dated November 21, 2008, among the Company, the Guarantors and Bank of America, N. A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

	By:	/s/ Frederick G. Anderson
Frederick G. Anderson
Vice President and General Counsel
Date: November 24, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Third Amendment to First Amended and Restated Credit Agreement, dated November 21, 2008, among the Company, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the lenders party thereto.

10.2	Security Agreement, dated November 21, 2008, among the Company, the Guarantors and Bank of America, N. A.